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                                          EXHIBIT (23)(a)
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                  CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Boatmen's Bancshares, Inc. for the registration of 615,100 shares of its common stock and to the incorporation by reference therein of our report dated January 20, 1994, with respect to the consolidated financial statements of Boatmen's Bancshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                                       /s/ ERNST & YOUNG LLP


St. Louis, Missouri
February 8, 1995